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EXHIBIT 99.1


Contact:          ABBOTT LABORATORIES                CEPHALON, INC.
                  Melissa Brotz                      Sheryl Williams
                  U.S. Media                         (610) 738-6493
                  (847) 935-3456                     swilliam@cephalon.com

                  John Thomas
                  Financial Community
                  (847) 938-2655


FOR IMMEDIATE RELEASE:



                 CEPHALON, INC. AND ABBOTT LABORATORIES ANNOUNCE
                 AGREEMENT TO TRANSFER U.S. PRODUCT RIGHTS FOR
                GABITRIL(R) (TIAGABINE HYDROCHLORIDE) TO CEPHALON


     WEST CHESTER, Pa., and ABBOTT PARK, Ill., November 1, 2000 -- Cephalon, Inc. (NASDAQ: CEPH) and Abbott Laboratories (NYSE:ABT) announced today an agreement whereby Abbott will transfer its U.S. products rights to Gabitril(R)(tiagabine hydrochloride), one of its anti-epileptic products, to Cephalon. The agreement gives Cephalon the exclusive rights to market, sell and further develop the drug in the United States. Cephalon has been co-promoting the product with Abbott since June of 1999.

     Under terms of the agreement, Cephalon will pay Abbott $100 million over the next four years, and also will make an additional payment based on the product's patent life. Abbott will continue to manufacture Gabitril for Cephalon, although Cephalon intends to assume direct responsibility for manufacturing within the next several years. The agreement is subject to the approval of regulatory agencies.

     "We believe that this product has significant growth potential and expect it to contribute to Cephalon's EPS growth," said Frank Baldino, Jr., Ph.D., Cephalon's president and chief executive officer. "Cephalon is excited about the prospect of leveraging our sales experience with the product and further developing Gabitril for additional indications."

     "This agreement allows us to focus our development and commercial efforts on our largest U.S. pharmaceutical product, Depakote," said Arthur Higgins, senior vice president, pharmaceutical operations, Abbott Laboratories. "Cephalon has been an excellent partner to work with over the past year. We are pleased to transfer the rights to Gabitril to Cephalon, which will be well positioned to maximize its potential from a scientific and commercial standpoint."

     Gabitril is an adjunctive antiepilepsy drug used for the treatment of partial seizures, a form of epilepsy, in adults and children 12 years and older. Studies have shown that Gabitril is effective in reducing the frequency of partial seizures when added to an existing regimen of at least one other antiepilepsy drug (adjunctive therapy). Double-blind, placebo-controlled, parallel group add-on trials showed a significant reduction in median seizure rates versus placebo. Gabitril has been shown to be well-tolerated with the most common adverse events being dizziness/light-headedness, asthenia/lack of energy, somnolence, nausea, nervousness/irritability, tremor, abdominal pain and thinking abnormal/difficulty with concentration or attention. As with other antiepileptics, Gabitril should not be stopped abruptly unless medically indicated. Adverse events most often associated with Gabitril were related to the central nervous system.


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     Abbott Laboratories is committed to the research and development of novel treatments for neurological and psychiatric conditions that will enable patients to lead productive lives. Abbott is a global, diversified healthcare company devoted to the discovery, development, manufacture and marketing of pharmaceutical, diagnostic, nutritional and hospital products. The company employs 58,000 people and markets its products in more than 130 countries.

     Abbott's news releases and other information, including full prescribing information for Gabitril(R) (tiagabine hydrochloride) and Depakote(R) (divalproex sodium), are available on the company's Web site at WWW.ABBOTT.COM.

     Following the closing of this product acquisition, Cephalon will have three marketed products in the United States: PROVIGIL(R) (modafinil) Tablets [C-IV] is marketed for the treatment of excessive daytime sleepiness associated with narcolepsy, and is being developed for other potential uses; ACTIQ(R) (oral transmucosal fentanyl citrate) is marketed for the treatment of breakthrough cancer pain, and recently was approved in the United Kingdom; GABITRIL(R) (tiagabine hydrochloride) for the adjunctive treatment of partial seizures associated with epilepsy.

     Cephalon, Inc., headquartered in West Chester, Pa., is an international biopharmaceutical company dedicated to the discovery, development and marketing of products to treat neurological disorders, sleep disorders, cancer and pain.

NOTE: Cephalon's press releases are posted on the Internet at the company's Web site at WWW.CEPHALON.COM. They are also available by fax 24 hours a day at no charge by calling PR Newswire's Company News On-Call at 800-758-5804, extension 134563.

IN ADDITION TO HISTORICAL FACTS OR STATEMENTS OF CURRENT CONDITION, THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS PROVIDE CEPHALON'S CURRENT EXPECTATIONS OR FORECASTS OF FUTURE EVENTS. THESE MAY INCLUDE STATEMENTS REGARDING ANTICIPATED SCIENTIFIC PROGRESS ON ITS RESEARCH PROGRAMS, DEVELOPMENT OF POTENTIAL PHARMACEUTICAL PRODUCTS, INTERPRETATION OF CLINICAL RESULTS, PROSPECTS FOR REGULATORY APPROVAL, MANUFACTURING DEVELOPMENT AND CAPABILITIES, MARKET PROSPECTS FOR ITS PRODUCTS, SALES AND EARNINGS PROJECTIONS, AND OTHER STATEMENTS REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS. YOU MAY IDENTIFY SOME OF THESE FORWARD-LOOKING STATEMENTS BY THE USE OF WORDS IN THE STATEMENTS SUCH AS "ANTICIPATE," "ESTIMATE," "EXPECT," "PROJECT," "INTEND," "PLAN," "BELIEVE" OR OTHER WORDS AND TERMS OF SIMILAR MEANING. CEPHALON'S PERFORMANCE AND FINANCIAL RESULTS COULD DIFFER MATERIALLY FROM THOSE REFLECTED IN THESE FORWARD-LOOKING STATEMENTS DUE TO GENERAL FINANCIAL, ECONOMIC, REGULATORY AND POLITICAL CONDITIONS AFFECTING THE BIOTECHNOLOGY AND PHARMACEUTICAL INDUSTRIES AS WELL AS MORE SPECIFIC RISKS AND UNCERTAINTIES SUCH AS THOSE SET FORTH BELOW AND IN ITS REPORTS ON FORM 8-K, 10-Q AND 10-K FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. GIVEN THESE RISKS AND UNCERTAINTIES, ANY OR ALL OF THESE FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INCORRECT. THEREFORE, YOU SHOULD NOT RELY ON ANY SUCH FACTORS OR FORWARD-LOOKING STATEMENTS. FURTHERMORE, CEPHALON DOES NOT INTEND (AND IT IS NOT OBLIGATED) TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS. THIS DISCUSSION IS PERMITTED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.